Exhibit 99.1

MMI Investments President Clay B. Lifflander

Joins Dendrite Board of Directors

Bedminster, NJ, October 23, 2006 — Dendrite International, Inc., (NASDAQ: DRTE) today announced that Clay B. Lifflander has accepted the company’s invitation to join its Board of Directors.  Mr. Lifflander is the president of the general partner of MMI Investments, which owns 13.7 percent of Dendrite’s outstanding shares and is the company’s largest shareholder.

“We are pleased to welcome Clay Lifflander to our Board,” said John Bailye, chairman and chief executive officer of Dendrite.  “We have maintained an on-going dialogue with MMI as it has increased its position in the company.  Clay will be a fine complement to our hard working and very committed Board.”

Mr. Lifflander has been with MMI for nearly eleven years, presiding over its strong growth in managed assets, which currently total approximately $700 million in securities under management.  Prior to joining MMI, Mr. Lifflander served as President of the NYC Economic Development Corp under Mayor Rudolph Giuliani and prior to that was Managing Director in the M&A Group at Smith Barney.

MMI entered into a standstill agreement as part of its acceptance of the Board seat offer from Dendrite.  It is expected that Mr. Lifflander will also be appointed to the Nominating and Corporate Governance Committee.

About Dendrite
Founded in 1986, Dendrite International (NASDAQ: DRTE) enables sales, marketing, clinical and compliance solutions for the global, pharmaceutical industry. The company has clients in more than 50 countries and includes the world’s top 20 pharmaceutical companies. For more information, please visit www.dendrite.com.

Media Inquiries

David Coman

VP Marketing

Dendrite International, Inc.

908-443-2457

David.Coman@dendrite.com

Investor Inquiries

Christine Croft

Director Investor Relations

Dendrite International, Inc.,

908-443-4265

Christine.Croft@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.
This document may contain forward-looking statements that may be identified by such forward-looking terminology as “expect,” “believe,” “anticipate,” “will,” “intend,” “plan,” “target,” “outlook,” “guidance,” and similar statements or variations. Such forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve significant risks and uncertainties, including risks which may result from our dependence on the pharmaceutical industry; fluctuations in quarterly revenues due to lengthy sales and implementation cycles for certain of our solutions; our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on certain major customers; changes in demand for our products and services attributable to any weakness experienced in the economy or mergers, acquisitions and consolidations in the pharmaceutical industry; successful and timely development and introduction of new products and versions; rapid technological changes; increased competition; international operations; integrating the entities we acquire; our ability to effectively manage our growth; the protection of our proprietary technology; our ability to compete in the Internet-related products and services market; the continued demand for Internet-related products and services; the ability of our third party vendors to respond to technological change; our ability to maintain our relationships with third-party vendors; less favorable than anticipated results from strategic relationships; dependence of data solutions on strategic relationships; events which may affect the U.S. and world economies; and catastrophic events which could negatively affect our information technology infrastructure. Other important factors that should be reviewed and carefully considered are included in the company’s 10-K, 10-Qs, and other reports filed with the SEC. Actual results may differ materially. The company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in assumptions or other changes affecting such forward-looking statements.